Exhibit 99.1

11730 Plaza America Drive, Suite 700

Reston, VA 20190

News Release

Investor Contact	Media Contact
Lawrence Delaney, Jr.	Joelle Shreves
Investor Relations	Vice President, Marketing & Corporate Communications
(714) 734-5142	(703) 707-6904

NCI Reports Fourth Quarter and Fiscal Year 2015 Financial and Operating Results

•	Fourth quarter and fiscal year revenue and EPS exceed high end of guidance;

•	Company reports fourth-quarter bookings of $130 million, or 1.5 times revenue; fiscal year 2015 bookings of $441 million, or 1.3 times revenue;

•	Board of Directors declares special cash dividend of $0.15 per share; and

•	NCI issues guidance for first quarter and full fiscal year 2016.

RESTON, VA, February 10, 2016 – NCI, Inc. (NASDAQ: NCIT), a leading provider of information technology (IT) and professional services and solutions to U.S. Federal Government agencies, today announced its financial and operating results for the fourth quarter and fiscal year ended December 31, 2015.

Fourth-quarter 2015 revenue exceeded the high end of management’s guidance issued last quarter, and diluted EPS of $0.26 exceeded the high end of guidance by $0.04.

Fourth Quarter 2015 Results

For the fourth quarter of 2015, NCI reported revenue of $84.0 million, compared with fourth quarter 2014 revenue of $74.4 million, an increase of 12.9%. The year-over-year increase in revenue was primarily the result of revenues added by Computech contracts, new wins and task order awards in the second half of 2015, and higher revenue from NCI’s PEO Soldier program during the fourth quarter. The increase was partially offset by contracts completed during the year.

During the fourth quarter of 2015, NCI’s PEO Soldier program accounted for 10.5% of total revenue, compared with 10.2% in the fourth quarter of 2014.

Earnings before interest, taxes, depreciation and amortization (EBITDA) 1 for the quarter were $7.5 million, or 8.9% of revenue, compared with $5.6 million, or 7.5% of revenue, for the fourth quarter of 2014. EBITDA and EBITDA margin for the fourth quarter of 2015 improved primarily as a result of higher-margin revenue from Computech contracts and improved operating performance. Operating leverage resulting from the higher revenue base further benefited EBITDA margin for the quarter.

Operating income for the fourth quarter of 2015 was $5.6 million compared with $4.2 million for the fourth quarter of 2014. Operating margin for the fourth quarter of 2015 was 6.6% compared with 5.6% for the fourth quarter of 2014. Operating income and margin increased primarily as the result of the factors affecting EBITDA and EBITDA margin, offset partially by higher amortization of purchased intangible assets related to the Computech acquisition.

Net income for the fourth quarter of 2015 was $3.6 million compared with $2.4 million for the fourth quarter of 2014. Diluted EPS for the fourth quarter of 2015 was $0.26 compared with $0.18 for the fourth quarter of 2014. Net income and diluted EPS for the fourth quarter of 2015 benefited by approximately $0.3 million, or $0.02 per share, from a lower effective income tax rate.

Days sales outstanding (DSO) at December 31, 2015, were 66 days compared with 59 days at September 30, 2015, and 65 days at December 31, 2014.

Fiscal Year 2015 Results

Revenue for the year ended December 31, 2015, was $333.1 million, compared with $317.0 million for the year ended December 31, 2014, representing an increase of $16.1 million, or 5.1%. The increase in revenue was principally due to revenue derived from Computech contracts as well as new awards during 2015, partially offset by lower year-over-year revenue from NCI’s PEO Soldier program and contracts completed during the year.

NCI’s PEO Soldier program accounted for 9.8% and 11.5% of revenue in 2015 and 2014, respectively.

EBITDA for the year was $28.3 million, or 8.5% of revenue, compared with $20.2 million, or 6.4% of revenue, for fiscal 2014. EBITDA and EBITDA margin improved primarily as a result of higher-margin revenue from Computech contracts, improved operating performance and lower stock compensation expense. Operating leverage resulting from the higher revenue base further benefited EBITDA margin for the year.

Operating income for fiscal 2015 was $20.7 million, or 6.2% of revenue, compared with $14.5 million, or 4.6% of revenue, for fiscal 2014. The year-over-year increase in operating income and margin was primarily attributable to the factors affecting EBITDA and EBITDA margin, offset partially by higher amortization of purchased intangible assets related to the Computech acquisition.

Net income for fiscal 2015 was $12.2 million, or $0.89 per share, compared with $8.5 million, or $0.63 per share for fiscal 2014.

Cash flow provided by operating activities for fiscal 2015 was $24.5 million, capital expenditures were $2.7 million, resulting in free cash flow of $21.8 million, or 1.8 times net income.

NCI reported total backlog at December 31, 2015, of $552 million, of which $147 million was funded. This compares with total backlog at September 30, 2015, of $506 million, of which $136 million was funded. Net bookings for the fourth quarter were $130 million, equating to 1.5 times revenue. Net bookings for fiscal 2015 were $441 million, equating to 1.3 times revenue.

Special Cash Dividend

NCI’s Board of Directors declared a special cash dividend of $0.15 per share payable March 18, 2016, to shareholders of record on the close of business on February 26, 2016. The aggregate amount of payment to be made in connection with this special dividend will be approximately $2.0 million.

Management’s Outlook

Based on the company’s current contract backlog and management’s estimate of future tasking and contract awards, NCI is issuing guidance for its first quarter and full fiscal year 2016. The table below represents management’s current expectations about future financial performance based on information available at this time:

	First Quarter Fiscal Year 2016 Ending March 31, 2016	Fiscal Year Ending December 31, 2016
Revenue	$80 million–$86 million	$330 million–$354 million
Diluted EPS	$0.21–$0.23	$0.86–$1.00
Diluted projected share count	13.9 million	13.9 million

“NCI delivered outstanding results as we finished our fiscal 2015 year. Bookings were a notable bright spot, as we secured our critical position on the expanded PEO Soldier program and saw strong bookings from both our federal civilian and other DoD customers in the second half of the year,” said Brian J. Clark, NCI’s president and CEO. “Our 2015 revenue and earnings surpassed the high end of guidance we provided on our last earnings announcement. I’m particularly proud of how our team performed on contracts last year, which translated into solid financial performance and exceptional customer satisfaction.”

“We currently have nearly $750 million in bids pending or in the process of submission. We expect to submit another $1.5 billion in bids in 2016, many of which should be awarded before the end of the year. We are optimistic that our qualified pipeline of new business opportunities will lead to another year of solid performance in 2016,” continued Clark. “Finally, the authorization of the special dividend by our Board evidences NCI’s ongoing commitment to delivering value to our shareholders through various mechanisms. After completing 2015 with solid cash flow conversion, we’re able to distribute this dividend and still leverage our balance sheet for further growth initiatives.”

Conference Call Information

As previously announced, NCI will conduct a conference call today at 4:30 p.m. EST to discuss fourth-quarter and fiscal year 2015 results and issue guidance for first-quarter and fiscal year 2016.

Analysts and institutional investors may listen to the conference call by dialing (888) 389-5988 (United States/Canada) or (719) 325-2315 (international) with pass code 436691. The conference call will be provided simultaneously as a webcast through a link on the NCI website (www.nciinc.com).

A replay of the conference call will be available approximately two hours after the conclusion of the call through February 17, 2016, by dialing (877) 870-5176 (United States/Canada) or (858) 384-5517 (international) and entering pass code 436691.

About NCI, Inc.

NCI is a leading provider of enterprise solutions and services to U.S. defense, intelligence, health and civilian government agencies. The company has the expertise and proven track record to solve its customers’ most important and complex mission challenges through technology and innovation. NCI’s team of highly skilled professionals focuses on delivering cost-effective solutions and services in the areas of agile software application and systems development/integration; cybersecurity and information assurance; engineering and logistics support; enterprise information management and advanced analytics; cloud computing and IT infrastructure optimization; health IT and medical support; IT service management; and modeling, simulation and training. Headquartered in Reston, Virginia, NCI has more than 2,000 employees operating at more than 100 locations worldwide. NCI: Trust. Integrity. Performance. For more information, visit www.nciinc.com or email investor@nciinc.com. Like us on Facebook and follow us on Twitter (@nciinc_) and LinkedIn.

Forward-Looking Statement: Statements and assumptions made in this press release that do not address historical facts constitute “forward-looking” statements that NCI believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: our dependence on our contracts with federal government agencies, particularly within the U.S. Department of Defense, for substantially all of our revenue; a reduction in the overall U.S. Defense budget, volatility in spending authorizations for defense and Intelligence-related programs by the U.S. Federal Government or a shift in spending to programs in areas where we do not currently provide services; federal government shutdowns (such as that which occurred during the federal government’s 1996 and 2014 fiscal years), other delays in the federal government appropriations process, or budgetary cuts resulting from congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011 (as amended by the American Taxpayer Relief Act of 2012 and the Consolidated Appropriations Act of 2014), risk of contract performance or termination; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; adverse results of federal government audits of our government contracts; government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; competitive factors such as pricing pressures and competition to hire and retain employees (particularly those with security clearances); federal government agencies awarding contracts on a technically-acceptable/lowest-cost basis in order to reduce expenditures; failure to successfully identify and integrate future acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions or to effectively integrate acquisitions appropriate to the achievement of our strategic plans; economic conditions in the United States, including conditions that result from terrorist activities or war; material changes in laws or regulations applicable to our businesses, particularly legislation affecting (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, (iii) government contracts containing organizational conflict of interest (OCI) clauses, (iv) delays related to agency-specific funding freezes, (v) competition for task orders under government wide acquisition contracts (GWACs), agency-specific indefinite delivery/indefinite quantity (IDIQ) contracts and/or schedule contracts with the General Services Administration; and (vi) our own ability to achieve the objectives of near-term or long-range business plans, including internal systems failures. These and other risk factors are more fully discussed in the section titled “Risk Factors” in NCI’s Form 10-K filed with the Securities and Exchange Commission (SEC), and from time to time, in other filings with the SEC, such as our Forms 8-K and Forms 10-Q.

Any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, or share repurchases, and any statements of the plans, strategies and objectives of management for future operations, the execution of cost reduction programs, and restructuring and integration plans are also subject to factors that could cause actual results to differ materially from anticipated results.

The forward-looking statements included in this news release are only made as of the date of this news release, and NCI undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, or changes in expectations or otherwise.

NCI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Revenue	$84,018	$74,440	$333,095	$317,028
Operating expenses:
Cost of revenue	70,484	62,822	278,316	270,855
General and administrative expenses	6,076	5,883	26,016	25,850
Depreciation and amortization	1,884	1,390	7,659	5,692
Acquisition and integration expenses	—	150	428	150

Total operating expenses	78,444	70,245	312,419	302,547

Operating income	5,574	4,195	20,676	14,481
Interest expense, net	202	104	865	406

Income before income taxes	5,372	4,091	19,811	14,075
Provision for income taxes	1,822	1,651	7,639	5,607

Net income	$3,550	$2,440	$12,172	$8,468

Earnings per common and common equivalent share:
Basic:
Weighted average shares outstanding	13,037	12,958	13,012	12,899
Net income per share	$0.27	$0.19	$0.94	$0.66

Diluted:
Weighted average shares outstanding	13,830	13,552	13,705	13,516
Net income per share	$0.26	$0.18	$0.89	$0.63

NCI, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except par values)

	As of December 31,
	2015	2014
Assets:
Current assets:
Cash and cash equivalents	$233	$25,819
Accounts receivable, net	60,044	52,856
Deferred tax assets, net	4,034	3,950
Prepaid expenses and other current assets	3,447	3,382

Total current assets	67,758	86,007
Property and equipment, net	6,698	7,371
Other assets	1,548	1,748
Deferred tax assets, net	34,755	37,839
Intangible assets, net	19,231	3,719
Goodwill	33,878	—

Total assets	$163,868	$136,684

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$19,693	$15,646
Accrued salaries and benefits	18,977	16,481
Deferred revenue	2,217	3,226
Other accrued expenses	3,843	4,653

Total current liabilities	44,730	40,006
Long-term debt	10,000	—
Other long-term liabilities	2,578	2,901

Total liabilities	57,308	42,907

Stockholders’ equity:
Class A common stock, $0.019 par value—37,500 shares authorized; 9,843 shares issued and 8,961 shares outstanding as of December 31, 2015, and 9,223 shares issued and 8,306 shares outstanding as of December 31, 2014	187	175
Class B common stock, $0.019 par value—12,500 shares authorized; 4,500 shares issued and outstanding as of December 31, 2015, and 4,700 shares issued and outstanding as of December 31, 2014	86	89
Additional paid-in capital	76,569	74,406
Treasury stock at cost—917 shares of Class A common stock as of December 31, 2015, and 2014	(8,331)	(8,331)
Retained earnings	38,049	27,438

Total stockholders’ equity	106,560	93,777

Total liabilities and stockholders’ equity	$163,868	$136,684

NCI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Year ended December 31,
	2015	2014	2013
Cash flows from operating activities:
Net income	$12,172	$8,468	$7,738
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,659	5,692	6,298
Stock compensation expense	1,307	3,044	1,399
Deferred income taxes	3,000	1,419	3,338
Changes in operating assets and liabilities:
Accounts receivable, net	(1,803)	11,135	(1,698)
Prepaid expenses and other assets	3,049	(72)	7,477
Accounts payable	3,138	(1,725)	(6,777)
Accrued expenses and other liabilities	(4,084)	(305)	(515)

Net cash provided by operating activities	24,438	27,656	17,260

Cash flows from investing activities:
Purchases of property and equipment	(2,671)	(1,467)	(1,260)
Cash paid for acquisitions, net of cash acquired	(56,657)	—	—

Net cash used in investing activities	(59,328)	(1,467)	(1,260)

Cash flows from financing activities:
Borrowings under credit facility	194,739	42,496	123,922
Repayments on credit facility	(184,739)	(43,496)	(140,422)
Financing costs paid	—	(5)	(180)
Proceeds from exercise of stock options	833	482	—
Excess tax benefit from stock transactions	85	158	—
Repurchase of stock awards	(53)	(55)	(33)
Cash dividend	(1,561)	—	—

Net cash provided by (used in) financing activities	9,304	(420)	(16,713)

Net change in cash and cash equivalents	(25,586)	25,769	(713)
Cash and cash equivalents, beginning of year	25,819	50	763

Cash and cash equivalents, end of year	$233	$25,819	$50

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$762	$246	$596

Income taxes	$4,791	$2,700	$975

Supplemental disclosure of non-cash activities:
Leasehold improvements acquired with tenant improvement funds	$—	$222	$496

NCI, INC.

RECONCILIATION OF NON-GAAP OPERATING MEASURES

(UNAUDITED)

(in thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
GAAP operating income	$5,574	$4,195	$20,676	$14,481
Depreciation and amortization	1,884	1,390	7,659	5,692

EBITDA	7,458	5,585	28,335	20,173
EBITDA margin	8.9%	7.5%	8.5%	6.4%

[1]	NCI believes that information concerning EBITDA enhances overall understanding of its current financial performance, especially the enhanced margins and profitability of the company after its acquisition of Computech, Inc. on January 1, 2015. NCI computes EBITDA, which is a non-GAAP financial measure, as reflected in the reconciliation table at the end of this release.